Exhibit 99-B.8.13
Amendment to Participation Agreement Among ING Partners, Inc., ING Life Insurance and Annuity Company, ING Financial Advisers, LLC and Reliastar Life Insurance Company

This Amendment is dated as of the first day of October, 2002 by and between ING Partners, Inc. (the "Fund"), ING Life Insurance and Annuity (the "Adviser"), ING Financial Advisers, LLC (the "Distributor") and Reliastar Life Insurance Company (the "Company") (collectively, the "Parties").

WHEREAS, the Parties entered into a Participation Agreement dated as of December 6, 2001, and amended as of March 26, 2002 (the "Agreement");

WHEREAS, the Parties desire to amend said Agreement in the manner hereinafter set forth;

NOW THEREFORE, the parties hereby amend the Agreement in the following form:

1.	By replacing the existing Schedule A with the Schedule A attached hereto to reflect the addition of Separate Account N of Reliastar Life Insurance Company.

2.	By replacing the seventh WHEREAS clause with the following:

WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by the Company under the insurance laws of the State of Minnesota, or Washington where applicable, to set aside and invest assets attributable to the Contracts;

3.	All of the other provisions contained in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

ING Partners, Inc.

By:	/s/ Laurie M. Tillinghast
Name:	Laurie M. Tillinghast
Title:	President

ING Life Insurance and Annuity Company

By:	/s/ Laurie M. Tillinghast
Name:	Laurie M. Tillinghast
Title:	Vice President

ING Financial Advisers, LLC

By:	/s/ Christina Lareau
Name:	Christina Lareau
Title:	Vice President

ReliaStar Life Insurance Company

By:	/s/ Laurie M. Tillinghast
Name:	Laurie M. Tillinghast
Title:	Vice President

SCHEDULE A

Reliastar Life Insurance Company Separate Account One

Reliastar Life Insurance Company Separate Account Three

Reliastar Select*Life Variable Account

Separate Account N of Reliastar Life Insurance Company